Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to SRC Energy Inc.’s proven oil and gas reserves which was filed as Exhibit 99.1 to SRC Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “10-K), and information derived from our report included in the 10-K.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P

TBPE Firm Registration No. F-1580

Denver, Colorado

May 23, 2018